UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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THE BUCKLE, INC.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE BUCKLE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2023

To Our Stockholders:

The Annual Meeting of Stockholders (the "Meeting") of The Buckle, Inc. (the "Company") will be held at the Company's corporate office located at 2407 West 24th Street, Kearney, Nebraska, on Monday, June 5, 2023, at 10:00 A.M. for the following purposes:

1.To elect a Board of Directors. The Board of Directors intends to nominate the following thirteen persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Thomas B. Heacock, Kari G. Smith, Hank M. Bounds, Bill L. Fairfield, Bruce L. Hoberman, Michael E. Huss, Shruti S. Joshi, Angie J. Klein, John P. Peetz, III, Karen B. Rhoads, and James E. Shada.
2.To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending February 3, 2024.
3.To approve the Company’s 2023 Employee Restricted Stock Plan.
4.To hold an advisory vote on overall compensation for the Company’s Named Executive Officers.
5.To hold an advisory vote on the frequency of future advisory votes on compensation of Named Executive Officers.
6.To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 28, 2023, are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being provided with this notice and the accompanying proxy statement to stockholders entitled to notice of the Meeting.

By Order of the Board of Directors,
Brady M. Fritz, Secretary

April 21, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 5, 2023: The Proxy Statement and the Annual Report to Stockholders are available at www.proxyvote.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN, AND RETURN THE
ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THE BUCKLE, INC.
2407 West 24th Street
Kearney, NE 68845

PROXY STATEMENT FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD JUNE 5, 2023

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of The Buckle, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held June 5, 2023, or at any adjournments of said Meeting. The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any directions given; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by internet, or by telephone. Copies of the proxy statement and proxy form will be first provided to stockholders on April 21, 2023.

VOTING INFORMATION

As of March 28, 2023, the Company had outstanding 50,456,196 shares of Common Stock. Only stockholders of record on March 28, 2023, will be entitled to vote at the Meeting. A holder of Common Stock is entitled to cumulate his or her votes in the election of Directors and may give one or more candidates as many votes as the number of Directors to be elected multiplied by the total number of shares owned by such stockholder. Under Nebraska law, there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. Both abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of March 28, 2023, the Common Stock was held of record by 470 stockholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each Director, by each Named Executive Officer, nominee for Director, and all executive officers and Directors as a group, as of March 28, 2023:

	Shares of Common Stock
Name of Beneficial Owner	Total Beneficial Ownership		Percent

5% Stockholders
Blackrock, Inc. (2)	4,709,910		9.4%
The Vanguard Group (3)	4,636,851		9.3%

Directors, Nominees, and Named Executive Officers
Daniel J. Hirschfeld	16,200,000		32.1%
Dennis H. Nelson	2,603,136	(1)	5.2%
Thomas B. Heacock	361,096		*
Kari G. Smith	204,214		*
Hank M. Bounds	12,000		*
Bill L. Fairfield	48,358		*
Bruce L. Hoberman	38,630		*
Michael E. Huss	27,312		*
Shruti S. Joshi	3,000		*
Angie J. Klein	9,750		*
John P. Peetz, III	24,873		*
Karen B. Rhoads	230,363		*
James E. Shada	93,789		*
Brett P. Milkie	145,450		*
Kelli D. Molczyk	85,163		*

All executive officers and Directors as a group (17)	20,233,522	(1)	40.1%

*     Less than 1%

(1)These amounts include shares owned within the respective officer's 401(k) accounts for which the voting power is held by Principal Financial Group. Share amounts include Dennis H. Nelson with 13,432 and all executive officers and Directors as a group with 28,938.
(2)Shares owned by Blackrock, Inc. are those reported in its most recent Form 13G/A, as filed with the SEC on January 24, 2023. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)Shares owned by The Vanguard Group are those reported in its most recent Form 13G/A, as filed with the SEC on February 9, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Proposal 1

ELECTION OF DIRECTORS

Directors will be elected at the June 5, 2023 Meeting to serve until the next Meeting and until their successors are elected and qualified. The Board recommends the election of the thirteen nominees listed below. In the absence of instructions to the contrary, shares represented by the proxy will be voted for the election of all such nominees to the Board. The Board has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board may recommend in place of such nominee. Set forth below is certain information concerning the nominees, which is based on data furnished by them.

Daniel J. Hirschfeld, age 81. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems. The Board believes that Mr. Hirschfeld’s knowledge of Company operations, based upon his longstanding experience with the Company as its founder, allows him to provide strategic guidance and unique insights into the Company’s challenges and opportunities.

Dennis H. Nelson, age 73. Mr. Nelson is President and Chief Executive Officer and a Director of the Company. He has served as President and a Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesperson while he was attending Kearney State College (now the University of Nebraska-Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973, Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions. The Board believes that Mr. Nelson’s experience with the Company for over fifty years and his day-to-day leadership of the Company as Chief Executive Officer allows him to provide valuable guidance from his intimate knowledge of the Company’s operations and the markets in which the Company operates.

Thomas B. Heacock, age 45. Mr. Heacock is Senior Vice President of Finance, Treasurer, Chief Financial Officer, and a Director of the Company. He was elected a Director on December 4, 2017. Mr. Heacock was appointed Senior Vice President of Finance, Treasurer, and Chief Financial Officer effective February 4, 2018, after having served as Vice President of Finance, Treasurer, and Chief Financial Officer upon his appointment as Chief Financial Officer on July 20, 2017. He has been employed by the Company since October 2003 and served as Vice President of Finance, Treasurer, and Corporate Controller prior to his appointment as Chief Financial Officer. Prior to joining the Company, he was employed by Ernst & Young, LLP. Mr. Heacock is the son-in-law of Dennis H. Nelson, who serves as President and Chief Executive Officer and a Director of the Company. The Board believes that Mr. Heacock's experience in public accounting, along with his knowledge of the Company's financial and operating results, allows him to provide the Board with valuable knowledge and insight.

Kari G. Smith, age 59. Ms. Smith is Executive Vice President of Stores and a Director of the Company. She was elected a Director effective February 4, 2018, and was appointed Executive Vice President of Stores on February 13, 2014, after having served as Vice President of Sales since May 2001. Ms. Smith joined the Company in May 1978 as a part-time salesperson. Later she became store manager in Great Bend, Kansas, and then began working with other stores as an area manager. Ms. Smith has continued to develop her involvement with the sales management team, helping with manager meetings and the development of new store managers, as well as providing support for store managers, area managers, and district managers. The Board believes that Ms. Smith's longstanding experience and her leadership of the Company's store teams and teammates provide the Board with valuable insights into current trends impacting the Company.

Hank M. Bounds, age 55. Mr. Bounds has been a Director of the Company since September 17, 2018. Since August 2019, he has been a full professor at the University of South Alabama, an educational consultant and executive leadership coach, and President Emeritus of the University of Nebraska. Prior to that time, Mr. Bounds served as the President of the University of Nebraska from April 2015 until August 2019. Mr. Bounds began his career as a high school teacher, then rose to principal, superintendent, and state superintendent before becoming Mississippi’s commissioner of higher education in 2009, a position he held until his appointment as the seventh President of the University of Nebraska in 2015. The Board believes that Mr. Bounds's current and previous experiences, including leadership for a university that enrolls nearly 53,000 students and employs over 14,000 faculty and staff, provides him with valuable insight into many aspects of the Company's financial and administrative operations.

Bill L. Fairfield, age 76. Mr. Fairfield has served as a Director of the Company since May 30, 1996. From 2016 to present, Mr. Fairfield and his family have owned and operated Dundee Granite, LLC, a fabricator of natural stone products for residential and commercial use. Prior to such time, Mr. Fairfield was the Chief Executive Officer of infoGROUP Inc. ("infoGROUP") from August 2008 to July 2010, a Director of infoGROUP from November 2005 to July 2010, and the Chairman of the infoGROUP Board of Directors from July 2008 to August 2008. In 2003 and 2004, Mr. Fairfield was Executive Vice President of Sitel Corporation, and from 1991 until October 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991, Mr. Fairfield was Chief Executive Officer of Valcom, the predecessor company to Inacom Corp. The Board believes that Mr. Fairfield’s business experience related to technology and his former role as Chief Executive Officer of infoGROUP allows him to provide insight in technology, auditing, and financial matters.

Bruce L. Hoberman, age 76. Mr. Hoberman has served as a Director of the Company since June 2, 2000. From 2003 to February 2020, he served as the Chairman of the Board of Proxibid, Inc., an internet auction service provider ("Proxibid"). He also served as President and Chief Executive Officer of Proxibid starting in 2003, stepping down from his President role in 2010, and later retiring from his CEO position in September 2012. Mr. Hoberman was Founder and President of Homer’s, Inc., a music retail chain and distribution company based in Omaha, Nebraska, from 1971 to 1993. The Board believes that Mr. Hoberman’s experience with a music retail chain and his experience and involvement with Proxibid allows him to provide insight in retail, technology, and financial matters.

Michael E. Huss, age 68. Mr. Huss has served as a Director of the Company since May 29, 2009. In 2016, Mr. Huss retired from his positions as General Counsel for Mutual of Omaha Bank and Deputy General Counsel and Corporate Secretary for the Mutual of Omaha Companies. Mr. Huss first joined Mutual of Omaha in 1993, holding various positions throughout his career. Prior to joining the Mutual of Omaha Companies, Mr. Huss practiced law as a partner at the Kutak Rock law firm in Omaha, Nebraska, and was a certified public accountant in San Diego, California. The Board believes that Mr. Huss’s experience as General Counsel for Mutual of Omaha Bank, Deputy General Counsel and Corporate Secretary for Mutual of Omaha Companies, coupled with his prior experience as a certified public accountant, allows him to provide insight in accounting, audit, compliance, and financial matters. From his years of experience in accounting and law, he has knowledge and understanding of generally accepted accounting principles and auditing standards and how they should be applied to financial reporting systems. Mr. Huss currently serves as Chair of the Audit Committee and meets the SEC definition of an audit committee financial expert.

Shruti S. Joshi, age 44. Ms. Joshi has been a Director of the Company since December 5, 2022. Ms. Joshi currently serves as Chief Operating Officer for Facet Wealth, a position she has held since August 2021. In this role, she is responsible for continuing Facet Wealth’s growth by overseeing its overall go-to market strategy, defining and leading its unique end-to-end client experience, and helping to define new revenue stream opportunities. Prior to joining Facet Wealth, Ms. Joshi was an equity partner at Altman Vilandrie & Company, now Altman Solon, where she built and ran the firm’s Marketing ROI Practice. Prior to that, she was an executive at Verizon Communications, where she led new acquisition growth for consumer FiOS and core network products. The Board believes that Ms. Joshi’s experience as Chief Operating Officer for Facet Wealth allows her to provide insight with respect to marketing and financial matters.

Angie J. Klein, age 45. Ms. Klein has been a Director of the Company since December 2, 2019. Ms. Klein currently serves as President of Verizon Value, leading an extensive portfolio of prepaid brands including StraightTalk, Total by Verizon, Visible, Safelink, and Tracfone, serving more than 22 million customers in the United States. She has held this role since January 2023, expanding from her previous position as CEO of Visible and Chief Revenue Officer of TracFone Inc and Verizon Prepaid. Prior to such time, Ms. Klein served as Senior Vice President of Consumer Segment Marketing for Verizon, and in numerous other Vice President roles for the telecom giant across marketing, product development, and operations since 2012. Klein has a proven track record of driving growth, disruption, and innovation at Verizon, where she has been employed since July 2001. A native Nebraskan, Ms. Klein is a graduate of the University of Nebraska-Lincoln. The Board believes that Ms. Klein's executive leadership experience at Verizon allows her to provide insight in retail and consumer marketing matters.

John P. Peetz, III, age 73. Mr. Peetz has served as a Director of the Company since June 2, 2006. Mr. Peetz currently serves in an of counsel role for Peetz & Company, a Lincoln, Nebraska, based company providing strategic counsel in government and corporate affairs. Mr. Peetz previously served as Executive Vice President for Crete Carrier Corporation, one of the largest privately held trucking companies in the United States, located in Lincoln, Nebraska. He held this position from 1991 to May 2010 and held other positions with that organization prior to that date. He also previously served as President of Shaffer Trucking, the refrigerated carrier division of Crete Carrier, until his retirement from the company in December 2014. Mr. Peetz practiced law in Sidney, Nebraska, with the firm of Peetz, Peetz & Sonntag prior to joining Crete Carrier Corporation and its affiliated companies in 1988 as General Counsel. The Board believes that Mr. Peetz’s experience as Executive Vice President of Crete Carrier Corporation and as President of its Shaffer Trucking division allows him to provide insight with respect to distribution and financial matters.

Karen B. Rhoads, age 64. Ms. Rhoads has been a Director of the Company since April 19, 1991, and previously served as Senior Vice President of Finance and Chief Financial Officer of the Company. Ms. Rhoads retired from the Company effective February 3, 2018, after having stepped down as Senior Vice President of Finance and Chief Financial Officer effective July 20, 2017. Ms. Rhoads began working for the Company in the corporate office in November 1980 (while attending college) and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client, before returning to work full-time for the Company in November 1987. The Board believes that Ms. Rhoads’s experience in public accounting, coupled with her longstanding experience with the Company, allows her to provide valuable insight into the Company’s financial operations.

James E. Shada, age 67. Mr. Shada has been a Director of the Company since March 11, 2002. Mr. Shada previously served as Vice President of Sales and Executive Vice President of Sales since April 19, 1991. Effective March 27, 2009, Mr. Shada retired from the Company, after stepping down from his executive position on June 30, 2008. Mr. Shada began his career with the Company in November 1978 as a part-time salesperson while attending Kearney State College (now the University of Nebraska-Kearney). He later served as a store manager for the Company before returning to the corporate office in 1985 as the Company's sales manager. He was also involved in site selection and the development and education of personnel as store managers and as area and district managers. The Board believes that Mr. Shada’s prior experience with the Company as Executive Vice President of Sales allows him to provide special insights on the Company’s sales operations.

Directors will be elected under this proposal when they receive a plurality of affirmative votes cast by holders of the outstanding shares of Common Stock voting together as a single class at the Meeting. This means the thirteen nominees receiving the highest number of votes at the Meeting, after taking into account any cumulative voting, will be elected. Abstentions and broker-non votes will not impact the election of Directors.

CORPORATE GOVERNANCE

The Board has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Company’s corporate governance practices are documented in the Corporate Governance Guidelines and in the charters of the Audit Committee, Compensation Committee, and Nominating, Governance, and Corporate Social Responsibility Committee of the Board. These materials are periodically reviewed and updated as necessary to reflect changes in regulatory requirements and changes in oversight practices.

Chairman and Chief Executive Officer

The Company does not have a formal policy regarding the separation of its Chairman and Chief Executive Officer positions. The role of Chairman and that of Chief Executive Officer currently are held separately. Daniel J. Hirschfeld serves as Chairman while Dennis H. Nelson serves as President and Chief Executive Officer. The Board believes that the Company’s current leadership structure is appropriate and achieves important objectives for the Company. Mr. Nelson is positioned to fully focus his energies on implementing the Company’s business strategy and administering its day-to-day affairs. Mr. Hirschfeld is positioned to draw on his relationships with existing Board members and his experience as a past President and Chief Executive Officer of the Company to effectively discharge the duties of Chairman, while also serving as a resource to Mr. Nelson. Further, Mr. Hirschfeld remains the Company’s largest stockholder and, as Chairman, is in a position to promote the interests of all stockholders.

Risk Oversight

The Company’s Board oversees risk management with a focus on the Company’s primary areas of risk: risk related to the Company’s business strategy, financial risk, legal/compliance risk, and operational risk. The President and Chief Executive Officer and each of the Company’s other executive officers are responsible for managing risk in their respective areas of authority and expertise, identifying key risks to the Board, and explaining to the Board how those risks are being addressed.

The Board regularly receives reports from Company executives with respect to their areas of managerial responsibility. These reports include information concerning risks and risk mitigation strategies. For example, the Board receives quarterly reports from certain members of management regarding areas of operational risk. In addition, the Board evaluates risk related to business strategies and transactions.

The standing committees of the Board also have responsibility for risk oversight. The Audit Committee focuses on financial risk, including fraud risk and risks relating to internal controls over financial reporting. It receives an annual risk assessment report from the Company’s internal auditors, as well as financial risk assessment information in connection with particular events or transactions. In addition, the Audit Committee regularly receives reports regarding information reported through the Company’s “whistleblower hotline.” The Nominating, Governance, and Corporate Social Responsibility Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory compliance and receives regular reports from the Company’s General Counsel. As discussed below, the Compensation Committee addresses risks relating to the Company’s executive compensation strategies. The Board receives regular reports from the chairs of the committees and receives reports and other meeting materials provided to each of the committees.

Compensation Risk Assessment

In setting executive compensation, the Compensation Committee considers the risks to the Company’s stockholders and to the achievement of Company goals that may be inherent in the compensation program. Although a significant portion of compensation for the Company’s executives is performance based and “at-risk,” the Compensation Committee believes the Company’s executive compensation plans are appropriately structured and do not pose a material risk to the Company. Specifically, performance based compensation for management is tied to Pre-Bonus Net Income as the key performance metric, with higher levels of Pre-Bonus Net Income resulting in higher performance based compensation. Because higher levels of Pre-Bonus Net Income ultimately contribute to higher net income and earnings per share, the Committee believes that the Company's executive compensation plans align management’s focus with that of the Company’s stockholders without creating incentives that are reasonably likely to have a material adverse effect on the Company. Incentive compensation for non-executive employees, including store managers and other members of the store leadership team, is similarly tied to measures that align the employees’ focus with that of the Company’s stockholders.

Board Committee Charters

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating, Governance, and Corporate Social Responsibility Committee. Except for the Executive Committee, whose members are all executive officers of the Company, all committee members meet the independence requirements of the United States Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The charters of the three committees listed in the table herein are available on the Company’s website at www.buckle.com and upon written request to: Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, Nebraska 68848. Current committee members are as listed:

Name	Audit Committee	Compensation Committee	Nominating, Governance, and Corporate Social Responsibility Committee

Hank M. Bounds	X	X
Bill L. Fairfield	X	X
Bruce L. Hoberman		X	X
Michael E. Huss	Chair
Shruti S. Joshi	X
Angie J. Klein			Chair
John P. Peetz, III		Chair	X
James E. Shada	X		X

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist in the exercise of its responsibilities. These Guidelines are available free of charge on the Company's website at www.buckle.com or upon written request to: Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.

Code of Ethics

The Company has an Amended and Restated Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all employees, including the Chief Executive Officer and the Chief Financial Officer, as well as all members of the Board. On December 3, 2021, the Board adopted certain amendments to the Code of Ethics to simplify the communication of Buckle’s expectations to stakeholders while modernizing the layout and format of the Code of Ethics for readability. The Code of Ethics is available free of charge on the Company's website at www.buckle.com or upon written request to: Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.

The Company intends to satisfy its disclosure obligations under applicable rules of the SEC regarding an amendment to or waiver from a provision of the Company's Code of Ethics that applies to the Company's Chief Executive Officer or its Chief Financial Officer by posting such information on its internet website.

Independence

The Company’s Corporate Governance Guidelines require that a majority of the Board consist of Directors who qualify as independent under NYSE Listing Standards. The Board has determined that all non-employee Directors of the Company (a Director of the Company who is not an officer or employee of the Company), except for Karen B. Rhoads, currently comprising eight of the thirteen members of the Board, are independent under NYSE Listing Standards. In addition, all committee members, other than the Executive Committee members, meet the applicable independence requirements of the NYSE Listing Standards. The names of the independent Directors are: Hank M. Bounds, Bill L. Fairfield, Bruce L. Hoberman, Michael E. Huss, Shruti S. Joshi, Angie J. Klein, John P. Peetz, III, and James E. Shada.

Executive Sessions of Non-Employee Directors

The Company's non-employee Directors meet separately in executive session without employee Directors or representatives of management at each regularly scheduled quarterly meeting of the Board. The Chair of these executive sessions is rotated among the non-employee Directors alphabetically.

Stockholder Communication with the Board of Directors

Stockholders or other interested parties may contact an individual Director, the Board as a group, or the non-employee Directors as a group, by writing to: Board of Directors or Directors, c/o Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848. The communication should specify the applicable addressee(s) to be contacted as well as the address and telephone number of the person submitting the communication. The Board has instructed the Corporate Secretary to review all communications to the Board and to only distribute if appropriate to the duties and responsibilities of the Board. The Board has instructed the Corporate Secretary to not forward communications determined to be primarily commercial in nature, that relate to an improper or irrelevant topic, or that request general information about the Company. Communications regarding accounting, internal accounting controls, or auditing matters may also be reported to the Company's Board using the above address or through The Buckle Ethics Hotline. Information about how to contact The Buckle Ethics Hotline is available on the Company's website at www.buckle.com and in the Company's Code of Ethics.

Company Website

Information on the Company's website is not incorporated by reference into this proxy statement.

Meetings and Committees of the Board

During fiscal 2022, four meetings of the Board, more than twelve meetings of the Executive Committee, five meetings of the Compensation Committee, four meetings of the Nominating, Governance, and Corporate Social Responsibility Committee, and five meetings of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of: (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which he or she served. The Company has the following standing committees:

Executive Committee. The Executive Committee has the power and authority of the Board to manage the affairs of the Company between meetings of the Board. The Executive Committee establishes compensation for all non-officer employees of the Company. The Executive Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, Thomas B. Heacock, and Kari G. Smith.

Audit Committee. The Audit Committee meets with the Company's Chief Financial Officer, internal auditors, and independent accountants to review the scope of auditing procedures, policies relating to internal controls, and the Company's public financial statements. The Board has determined that the Company has at least one Audit Committee member that meets the requirements of a financial expert. For fiscal 2022, Michael E. Huss fulfilled the Audit Committee financial expert role and was independent with respect to the Company and its management. Mr. Huss currently serves as Chair of the Audit Committee.

Compensation Committee. The Compensation Committee is responsible for establishing the Company’s philosophy, policies, and strategies relating to executive compensation and for evaluating the performance of the Company’s Chief Executive Officer. The Compensation Committee also administers the Company’s restricted stock plans and the Company’s incentive plans for management.

Nominating, Governance, and Corporate Social Responsibility Committee. Effective December 3, 2021, the Board approved a change to the name of what was formerly known as the Corporate Governance and Nominating Committee to the Nominating, Governance, and Corporate Social Responsibility Committee ("NGCSR Committee") which took immediate effect. In addition to changing such Committee's name, the Board expanded the scope of the NGCSR Committee's responsibilities to include oversight responsibility for environmental, social, and governance ("ESG") issues related to the Company's operations. The name change and expanded scope of responsibility for the NGCSR Committee reflects the Company's continuing efforts to mature its ESG approach and initiatives. In addition to the broadened scope of responsibilities noted above, the NGCSR Committee is responsible for researching and recruiting qualified new members for the Company’s Board. The NGCSR Committee is also responsible for reviewing the Company’s Corporate Governance Guidelines and recommending to the Board any modifications the Committee deems appropriate. The NGCSR Committee is charged with overseeing the evaluation and reporting to the Board on the performance and effectiveness of the Board and its committees.

Director Skills and Qualifications

In recent years, the Board has undertaken a focused recruiting effort to expand the skills, experiences, and diverse backgrounds represented by potential candidates for outside Directors. These efforts have been led by the NGCSR Committee, with assistance from management and the Board as a whole. Through these efforts, two additional outside Directors have joined the Board since 2019, Angie J. Klein and Shruti S. Joshi. The Board and NGCSR Committee expect that these efforts will continue and become a regular component of the NGCSR Committee's duties and responsibilities.

The following table provides a summary of the skills and experiences that have been identified as priorities for recruitment, as well as the manner in which each current Director addresses those priorities. As this is a summary, it does not include all of the skills, experiences, and qualifications that each Director possesses or that would be considered for future potential candidates for outside Directors.

In considering whether to recommend any candidate for inclusion in the slate of recommended Director nominees, the NGCSR Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s independence, integrity, experience, sound judgment in areas relevant to the Company's business, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The NGCSR Committee seeks nominees with a broad diversity of experiences, professions, skills, and backgrounds. The NGCSR Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant breadth of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

The NGCSR Committee will consider nominees for Directors recommended by stockholders of the Company and will evaluate such nominees using the same criteria used to evaluate Director candidates otherwise identified by the Committee. Stockholders wishing to make such recommendations should write to: Nominating, Governance, and Corporate Social Responsibility Committee, c/o Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848. Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee’s qualifications, and other relevant biographical information.

Attendance at Annual Meeting

The Company requires all Directors to use all reasonable efforts to attend the Meeting. The Board holds one of its regularly scheduled quarterly meetings immediately following adjournment of the Meeting. Each Director of the Company participated in the Company's Annual Meeting held in June 2022.

Chief Executive Officer Certification

The NYSE Listing Standards require that the Company’s Chief Executive Officer certify to the NYSE each year that he or she is not aware of any violation by the Company of the NYSE Corporate Governance Listing Standards, qualifying the certification to the extent necessary. The Company’s Chief Executive Officer, Dennis H. Nelson, filed such a certification with the NYSE for fiscal 2022.

Director Compensation

Each non-employee Director receives an annual retainer of $40,000 (paid quarterly) for their services as Director. The Chair of each committee receives an additional amount as follows: the Audit Committee Chair receives $3,000 per quarter, the Compensation Committee Chair receives $2,000 per quarter, and the Chair of the Nominating, Governance, and Corporate Social Responsibility Committee receives $1,000 per quarter.

Directors also receive grants of Non-Vested Stock. Under the 2008 Director Restricted Stock Plan, 2,250 shares of Non-Vested Stock are granted annually to each non-employee Director on the first day of each fiscal year. The 2008 Director Restricted Stock Plan also provides that each non-employee Director be granted 750 shares of Non-Vested Stock on the date such Director is first elected to the Board. The shares granted are vested 25% immediately, with an additional 25% vesting on each of the first three successive anniversaries of the date of the issuance.

There are no family relationships among any of the Directors or officers of the Company, except that Thomas B. Heacock, who currently serves as Senior Vice President of Finance, Treasurer, Chief Financial Officer, and a Director of the Company, is the son-in-law of Dennis H. Nelson, President, Chief Executive Officer, and Director.

The following table summarizes the compensation paid to the Company’s non-employee Directors for the fiscal year ended January 28, 2023:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings	All Other Compensation	Total
Name (1)	($) (2)	($) (3)	($)	($)	($)	($)	($)

Hank M. Bounds	40,000	82,170	—	—	—	—	122,170
Bill L. Fairfield	43,000	82,170	—	—	—	—	125,170
Bruce L. Hoberman	41,000	82,170	—	—	—	—	123,170
Michael E. Huss	49,000	82,170	—	—	—	—	131,170
Shruti S. Joshi (4)	10,000	33,495	—	—	—	—	43,495
Angie J. Klein	43,000	82,170	—	—	—	—	125,170
John P. Peetz, III	48,000	82,170	—	—	—	—	130,170
Karen B. Rhoads	40,000	82,170	—	—	—	—	122,170
James E. Shada	40,000	82,170	—	—	—	—	122,170

(1)The Company's Chairman and founder, Daniel J. Hirschfeld, also serves on the Board of Directors. Mr. Hirschfeld, in his role as Chairman of the Board, is an executive officer of the Company and does not receive additional compensation for his Board service.
(2)The amount shown is the amount earned during fiscal 2022 by the Company’s non-employee Directors, including an annual retainer paid in quarterly installments and quarterly fees for the Chair of each committee.
(3)Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC 718, Compensation-Stock Compensation. The aggregate grant date fair value of shares of Non-Vested Stock granted to non-employee Directors in fiscal 2022 was $690,855. As of January 28, 2023, none of the Company's Directors had any stock options outstanding.
(4)Ms. Joshi was appointed to the Board on December 5, 2022. Amounts above reflect her partial year of service.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors, and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 2022 have been complied with on a timely basis, except for one late Form 4 filed by Dennis H. Nelson.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment, and service being the principal competitive factors. In order to compete and succeed, the Company believes that it must be able to attract, motivate, and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company’s compensation philosophy is that each member in a position to make the Company succeed should be rewarded accordingly for success and, as such, the compensation plan is intended to provide a relationship between the compensation earned by executive officers and the creation of value for stockholders. The Company has a team philosophy, reflected by the facts that: (i) employees have always been referred to as “teammates” and (ii) performance objectives upon which performance bonuses for executive officers are based are strategic objectives for Company performance, not individual goals.

Elements of Executive Compensation

For fiscal 2022, the compensation program for all executive officers, including the Company's Chief Executive Officer and Chief Financial Officer, consisted of:

•A competitive base salary;
•An incentive cash bonus, based upon the actual performance of the Company;
•Benefits including a health and welfare plan, 401(k) plan, and supplemental non-qualified deferred compensation plan (to provide officers with a benefit comparable to that being currently provided to other employees under the 401(k) plan); and
•Shares of Restricted Stock (previously and hereafter referred to as “Non-Vested Stock” in accordance with terminology used in Generally Accepted Accounting Principles (“GAAP”)).

The first three elements listed above are short-term in nature and designed to attract, motivate, and retain a talented executive team. Non-Vested Stock provides a long-term incentive designed to reward executives for the achievement of sustainable growth in stockholder value. Non-Vested Stock was granted pursuant to the Amended and Restated 2005 Restricted Stock Plan, which was previously approved by stockholders.

Base Salaries

Fiscal 2022 salaries for executive officers were set in January 2022 and were increased over salaries paid for fiscal 2021. The amount of actual salary paid in fiscal 2022 for each Named Executive Officer is reported in the Summary Compensation Table included herein. When establishing base salaries, the Compensation Committee considered factors such as the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual in prior years with the Company, and the number and availability of well qualified candidates to assume the individual’s role. Base salary ranges are reviewed and re-established by the Compensation Committee annually.

Incentive Cash Bonuses

The 2022 Management Incentive Plan included the creation of a Bonus Pool as a cash incentive for executives. This Bonus Pool was calculated utilizing Pre-Bonus Net Income as the key performance metric. Dollars were added to the Bonus Pool in two methods: (i) 1.2% of fiscal 2022's Pre-Bonus Net Income ("Applicable Percentage Amount") was included as a Base Amount; and (ii) if fiscal 2022's Pre-Bonus Net Income exceeded the Company's Target Pre-Bonus Net Income Amount, then a percentage of the amount above the Target would be added to the Base Amount in calculating the total Bonus Pool. Bonus Pool Awards pursuant to the 2022 Management Incentive Plan were in addition to base salaries. The Bonus Pool, computed in accordance with the 2022 Management Incentive Plan, resulted in a bonus pool of $13,869,316. Amounts of the Bonus Pool allocated to Named Executive Officers are disclosed in the Summary Compensation Table.

Management of the Company has identified Pre-Bonus Net Income as a key indicator of Company performance, and the Compensation Committee has determined that growth in this metric would likely translate to an increase in the share price of the Company’s stock, thereby aligning management’s focus with that of the Company’s stockholders.

Non-Vested Stock

Non-Vested Stock is currently the only long-term component of the Company’s executive compensation program. Beginning in 2005, for a variety of market and competitive reasons, the Compensation Committee started limiting the use of stock options as long-term incentive compensation and instead began making grants of Non-Vested Stock. The Compensation Committee believes that the use of Non-Vested Stock brings a greater degree of predictability and stability to the long-term incentive component of the management compensation program and more closely aligns the interests of management with those of stockholders.

The Compensation Committee determines the number of shares of Non-Vested Stock to be granted to the President and Chief Executive Officer. The Compensation Committee also determines the number of shares of Non-Vested Stock to be granted to the other executive officers after consultation with the President and Chief Executive Officer. The objective is to align compensation with long-term stockholder return and create a compensation program that motivates management to focus both on immediate results and on creating sustainable, long-term value for the Company’s stockholders.

For fiscal 2022, the Company granted both performance based and non-performance based shares of Non-Vested Stock. Shares of Non-Vested Stock were granted as of January 30, 2022, pursuant to the Amended and Restated 2005 Restricted Stock Plan. The grants of performance based Non-Vested Stock (which constituted the majority of the shares granted) vest only upon achievement of performance objectives and then in increments over a four-year period, commencing on the date the Compensation Committee certifies that the performance objectives were achieved. The grants of non-performance based Non-Vested Stock also vest in increments over four years, with vesting occurring on the last day of each fiscal year. The Compensation Committee believes that a four-year vesting period motivates management to adopt a longer term perspective on Company performance while simultaneously developing a strong retention incentive for executive officers. The Compensation Committee believes the performance objectives further align management’s compensation with long-term stockholder interests.

Performance based shares awarded under the Amended and Restated 2005 Restricted Stock Plan include a primary performance feature whereby 50% of the shares granted will vest over four years if the Company achieves the Target (as established by the Compensation Committee) for fiscal 2022 Pre-Bonus Net Income, the next 25% of the shares granted will vest over four years if the Company’s fiscal 2022 Pre-Bonus Net Income increases at least 2.5% over the Target, and the final 25% of the shares granted will vest over four years if the Company’s fiscal 2022 Pre-Bonus Net Income increases at least 5.0% over the Target. Performance based shares also include a secondary performance feature enabling vesting for up to 100% of the shares granted as follows: 25% of the shares granted will vest over four years if the Company’s Net Income from Operations (adjusted to exclude expenses recorded for equity compensation) exceeds 12.0% of Net Sales for the fiscal year, an additional 25% of the shares granted will vest over four years if the Company’s Net Income from Operations (adjusted to exclude expenses recorded for equity compensation) exceeds 14.0% of Net Sales for the fiscal year, an additional 25% of the shares granted will vest over four years if the Company’s Net Income from Operations (adjusted to exclude expenses recorded for equity compensation) exceeds 16.0% of Net Sales for the fiscal year, and the final 25% of the shares granted will vest over four years if the Company's Net Income from Operations (adjusted to excluded expenses recorded for equity compensation) exceeds 20% of Net Sales for the fiscal year. The primary and secondary performance features operate independently and the actual number of shares that vest will be the greater of the two amounts derived from the applicable calculation methods. The Company achieved the three primary performance objectives set for fiscal 2022 (based on Pre-Bonus Net Income) and thus 100% of the shares granted to executive officers and others on January 30, 2022 are eligible for vesting.

Non-performance based shares awarded under the Amended and Restated 2005 Restricted Stock Plan are not subject to performance objectives and vest over a period of four years as follows: 20% vesting on the last day of the fiscal year for which the shares are granted and 20% vesting at the following fiscal year-end, followed by 30% vesting at each of the next two fiscal year-ends.

Shares granted to Named Executive Officers, net of forfeitures, for fiscal 2022 are disclosed in the Grants of Plan-Based Awards table included herein.

Stock Options

There were no stock options granted in fiscal 2022 to any executive officer, employee, or Director.

Employment Agreements

The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each of the Named Executive Officers listed in the Summary Compensation Table receives a salary plus a cash incentive, based on achievements in key performance categories, and Non-Vested Stock. In addition, the Compensation Committee retains the authority to award discretionary bonuses to executive officers.

For fiscal 2022, the base salary for each of the Named Executive Officers was as follows: Dennis H. Nelson - $1,175,000, Thomas B. Heacock - $520,000, Kari G. Smith - $590,000, Brett P. Milkie - $560,000, and Kelli D. Molczyk - $465,000.

Incentive cash bonuses are paid annually in accordance with established management incentive plans for each respective fiscal year. For purposes of computing incentive cash bonuses for the Named Executive Officers identified in the Summary Compensation Table, "Profits" mean Pre-Bonus, Pre-Tax Net Income, which is defined as net income from operations, excluding administrative and store manager percentage bonuses.

Related Party Transactions

The total amount owed to the Company by the Hirschfeld Family Trust (the "Trust") is $1,425,000 ($600,000 principal plus $825,000 of accrued interest). The loans are repayable with interest at the rate of 5% per annum and are represented by promissory notes dated July 27, 1994, July 14, 1995, and July 16, 1996, and are secured pursuant to, and in accordance with, the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust’s right, title, and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on the insurance policy, requiring no additional loans.

Dennis H. Nelson, President, Chief Executive Officer, and Director, is related to the following employees of the Company: son-in-law, Thomas B. Heacock, Senior Vice President of Finance, Treasurer, Chief Financial Officer, and Director, and daughter, Carissa N. Crocker, Vice President of Men's Merchandising. For fiscal 2022, these two individuals received aggregate cash compensation from the Company in the amount of $2,657,684.

Other Compensation

The Compensation Committee does not believe that perquisites and other compensation and benefits should play a major role in the overall executive compensation program. The Company’s executive officers are offered the opportunity to defer a portion of their annual base salary and annual bonus through a 401(k) plan that is generally available Company-wide and through a more restricted (i.e. participation is limited to the Company’s President and Chief Executive Officer and other officers) non-qualified deferred compensation plan, both of which include Company matching contributions. The Compensation Committee views these deferral plans more as an individual retirement planning option for the employees and not as a long-term compensation program. The amount of Company matching contributions for each Named Executive Officer is reported in a footnote to the Summary Compensation Table.

The Company provided limited personal use of the Company’s airplane to the President and Chief Executive Officer and also to the Chief Financial Officer. The amount of this benefit is reported as a footnote to the Summary Compensation Table.

Potential Payments Upon Change in Control

The Restricted Stock Agreement pursuant to which Non-Vested Stock is granted under the Company’s Amended and Restated 2005 Restricted Stock Plan contains provisions providing for the immediate vesting of all non-vested shares, for which performance objectives, if applicable, have been achieved and certified, upon the occurrence of a Change in Control or in the event employment with the Company is terminated by the Company for other than Good Cause or if the employee terminates his or her employment for Good Reason.

Generally a Change in Control is deemed to occur upon:

•Any acquisition (other than by an employee benefit plan sponsored or maintained by the Company, or by Daniel J. Hirschfeld, or any member of his family) of 25% or more of the then outstanding voting securities of the Company, or 25% or more of the total value of all equity securities, if, at the time of such acquisition, Daniel J. Hirschfeld, members of his family, and his affiliates own less than 50% of the outstanding voting securities of the Company or less than 50% of the total value of all equity securities of the Company;
•If individuals who, as of the effective date of each plan, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of the current members or their successors, cease for any reason to constitute at least a majority of the Board; or
•Approval by the stockholders of the Company of a merger, reorganization, or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock of the Company immediately before the merger, reorganization, or consolidation, do not, after such merger, reorganization, or consolidation, beneficially own, directly or indirectly, more than 60% of respectively, the then outstanding Common Stock and the combined voting power other than outstanding voting securities entitled to vote generally in the election of Directors of the Company resulting from such merger, reorganization, or consolidation, or approval by the stockholders of a liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company.

Generally, pursuant to the Restricted Stock Agreement, “Good Cause” includes:

•Dishonesty, intentional breach of fiduciary obligation, or intentional wrongdoing or malfeasance;
•Conviction of a criminal violation involving fraud or dishonesty; or
•Material breach of the terms of any agreement between the employee and the Company.

Generally, pursuant to the Restricted Stock Agreement, “Good Reason” is deemed to exist when there is a:

•Significant reduction in the scope of the employee’s authority;
•Reduction in the employee's rate of base pay;
•The Company changes the principal location in which employee is required to perform services; or
•The Company terminates or amends any incentive plan or retirement plan that, when considered in the aggregate with any substitute plan or plans, the incentive plans and retirement plans fail to provide the employee with the level of benefits equivalent to at least 90% of the value of the level of benefits provided in the aggregate by the plans existing at the date of the Change in Control.

If a Change in Control were to take place as of January 28, 2023, or if the executive officers were to be terminated without Good Cause or resigned for Good Reason at such date, the estimated benefits that would be provided to Named Executive Officers are as follows:

Name	Maximum Value of Accelerated Vesting of Stock Options ($)	Maximum Value of Accelerated Vesting of Non-Vested Shares ($)	Total ($)

Dennis H. Nelson	—	9,797,100	9,797,100
Thomas B. Heacock	—	1,494,708	1,494,708
Kari G. Smith	—	1,606,551	1,606,551
Brett P. Milkie	—	1,494,708	1,494,708
Kelli D. Molczyk	—	1,274,490	1,274,490

Executive Compensation for Fiscal 2023

For fiscal 2023, the compensation program for all executive officers will include all of the elements described above for fiscal 2022. Additional information regarding the compensation program for fiscal 2023 was included in the Company’s Form 8-K filed with the SEC on January 31, 2023, except as such information applied to Kelli D. Molczyk, who became a Named Executive Officer during the current fiscal year. Ms. Molczyk’s base salary for fiscal 2023 is $495,000 and on January 29, 2023 she received Non-Vested Stock grants of 14,000 performance based shares and 2,000 non-performance based shares, the terms and conditions of which are more fully described in the Company’s Form 8-K as previously referenced.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management of the Company the “Compensation Discussion and Analysis” which appears in this proxy statement and is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that such Compensation Discussion and Analysis be included in this proxy statement.

John P. Peetz, III, Chair	Hank M. Bounds	Bill L. Fairfield	Bruce L. Hoberman

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table summarizes the total compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer, Chief Financial Officer, and each of the three next most highly compensated executive officers of the Company (collectively, "Named Executive Officers" as previously referenced in this proxy statement) for the fiscal year ended January 28, 2023:

SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
Principal Position	Year	($) (3)	($)	($) (2)	($)	($)	($)	($) (1)	($)

Dennis H. Nelson	2022	1,175,000	5,131,647	4,382,400	—	—	—	308,593	10,997,640
President	2021	1,150,000	5,969,398	4,718,400	—	—	—	156,411	11,994,209
and CEO	2020	822,115	1,814,977	2,929,200	—	—	—	88,936	5,655,228

Thomas B. Heacock	2022	520,000	1,213,565	671,968	—	—	—	95,553	2,501,086
Senior Vice President	2021	485,000	1,411,682	723,488	—	—	—	45,146	2,665,316
of Finance and CFO	2020	445,846	429,217	449,144	—	—	—	25,183	1,349,390

Kari G. Smith	2022	590,000	1,317,585	723,096	—	—	—	66,364	2,697,045
Executive Vice President	2021	554,000	1,532,683	778,536	—	—	—	36,156	2,901,375
of Stores	2020	510,785	466,007	483,318	—	—	—	27,451	1,487,561

Brett P. Milkie	2022	560,000	1,213,565	671,968	—	—	—	62,303	2,507,836
Senior Vice President	2021	525,000	1,411,682	723,488	—	—	—	34,386	2,694,556
of Leasing	2020	484,616	429,217	449,144	—	—	—	26,355	1,389,332

Kelli D. Molczyk	2022	465,000	1,109,545	584,320	—	—	—	56,477	2,215,342
Senior Vice President
of Women's Merchandising

(1)Fiscal 2022 amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan year ended December 31, 2022, net of match forfeitures resulting from Actual Contribution Percentage testing. The Company matched 50% of the employees' deferrals not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations. These amounts also include the Company’s matching contribution into The Buckle, Inc. Non-Qualified Deferred Compensation Plan, covering the officers for the plan year ended December 31, 2022. The Company matched 45% of each officer’s deferrals, except for the President and Chief Executive Officer whose match was 60% of deferrals, not exceeding 6% of gross earnings. For fiscal 2022, Other Compensation for Dennis H. Nelson and Thomas B. Heacock includes $42,331 and $34,343, respectively, of value added to earnings for personal usage of the Company’s airplanes.
(2)Reflects the grant date fair value of performance based shares for which the performance objectives were achieved, plus the grant date fair value of the non-performance based shares. Such value is computed in accordance with FASB ASC 718, Compensation-Stock Compensation, see Note J in the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K. For fiscal 2022, the Company achieved the three primary performance goals, resulting in the eligibility for vesting of 100% of the shares of performance based Non-Vested Stock granted for fiscal 2022. For the non-performance based Non-Vested Stock, all shares are eligible for vesting.

(3)Dennis H. Nelson elected to forego his salary for a portion of fiscal 2020 due to the impact of COVID-19 on business operations. He received no base salary from March 22, 2020, through May 30, 2020, and 50% of his normal base salary from May 31, 2020, through July 25, 2020, at which time he resumed receiving his salary at his normal rate of pay. Similarly, the other Named Executive Officers agreed to a 20% salary reduction beginning April 5, 2020, due to the impact of COVID-19 on business operations. The other Named Executive Officers resumed their normal rate of pay on May 31, 2020. The amount of actual salary paid in fiscal 2020 is set forth in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth, as to the Company's Named Executive Officers, information concerning Non-Vested Stock granted during the fiscal year ended January 28, 2023:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or	All Other Option Awards; Number of Securities Underlying	Exercise or Base Price of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/SH)

Dennis H. Nelson	1/30/2022	—	—	—	—	—	—	120,000	—	N/A
Thomas B. Heacock	1/30/2022	—	—	—	—	—	—	18,400	—	N/A
Kari G. Smith	1/30/2022	—	—	—	—	—	—	19,800	—	N/A
Brett P. Milkie	1/30/2022	—	—	—	—	—	—	18,400	—	N/A
Kelli D. Molczyk	1/30/2022	—	—	—	—	—	—	16,000	—	N/A

For fiscal 2022, the Company achieved the three primary performance goals, resulting in the eligibility for vesting for 100% of the shares of performance based Non-Vested Stock granted for fiscal 2022, according to the terms of the Amended and Restated 2005 Restricted Stock Plan. Additionally, all grants of non-performance based Non-Vested Stock are eligible for vesting, according to the terms of the Amended and Restated 2005 Restricted Stock Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth outstanding stock option awards classified as exercisable or unexercisable for each of the Company’s Named Executive Officers as of January 28, 2023, and the number of shares of Non-Vested Stock that have not vested as of January 28, 2023, and the market value of those shares as of that date:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Dennis H. Nelson	—	—	—	N/A	N/A	226,000	9,797,100	—	—
Thomas B. Heacock	—	—	—	N/A	N/A	34,480	1,494,708	—	—
Kari G. Smith	—	—	—	N/A	N/A	37,060	1,606,551	—	—
Brett P. Milkie	—	—	—	N/A	N/A	34,480	1,494,708	—	—
Kelli D. Molczyk	—	—	—	N/A	N/A	29,400	1,274,490	—	—

There have been no stock options granted to executive officers since fiscal 2004, and, as of January 28, 2023, all stock options granted to the Named Executive Officers were vested and fully exercised, resulting in no reported exercisable or unexercisable options in the above table. The shares of performance based Non-Vested Stock vest over a four year period with 20% vesting upon certification of achievement of performance objectives and 20% vesting at the end of the next fiscal year thereafter, followed by 30% vesting at each of the next two fiscal year-ends. For fiscal 2022, the Company achieved the three primary performance objectives, resulting in the eligibility for vesting for 100% of the shares of performance based Non-Vested Stock granted for fiscal 2022, according to the terms of the Amended and Restated 2005 Restricted Stock Plan. The shares of non-performance based Non-Vested Stock vest over a four year period with 20% vesting on the last day of the fiscal year for which the shares are granted and 20% vesting at the following fiscal year-end, followed by 30% vesting at each of the next two fiscal year-ends, according to the terms of the Amended and Restated 2005 Restricted Stock Plan.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth stock options exercised and Non-Vested Stock acquired on vesting, for each of the Company’s Named Executive Officers, during the fiscal year ended January 28, 2023, and the value realized upon exercise and vesting of the options and shares, respectively:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)

Dennis H. Nelson	—	—	103,500	4,353,625
Thomas B. Heacock	—	—	15,850	667,738
Kari G. Smith	—	—	17,100	720,715
Brett P. Milkie	—	—	15,850	667,738
Kelli D. Molczyk	—	—	12,700	533,605

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth earnings, distributions, and balances for each of the Named Executive Officers under the Company’s Non-Qualified Deferred Compensation Plan for the fiscal year ended January 28, 2023:

	Executive Contributions Last FY	Registrant Contributions Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($) (1)	($) (1) (2)	($) (3)	($)	($)

Dennis H. Nelson	431,290	257,113	83,111	—	7,180,208
Thomas B. Heacock	116,969	52,060	(48,772)	—	705,259
Kari G. Smith	128,586	57,214	(218,471)	—	2,767,086
Brett P. Milkie	238,984	53,153	(185,623)	—	4,362,625
Kelli D. Molczyk	125,817	47,327	(29,170)	—	598,792

(1)Amounts have been reported as compensation in the Summary Compensation Table set forth in this proxy statement.
(2)Consists of amounts earned for the plan year ended December 31, 2022, but not credited to the respective Named Executive Officer's account until paid in fiscal 2023.
(3)Amounts not included in the Summary Compensation Table, as they do not represent above-market or preferential earnings on compensation.

CEO PAY RATIO

The Company is required to disclose the ratio of the total annual compensation of the Company’s President and Chief Executive Officer to the total annual compensation of the Company’s “median employee." The Company identified its “median employee” using fiscal 2022 earnings for all teammates, excluding the President and Chief Executive Officer, who were employed by the Company as of December 31, 2022. After identifying the “median employee” based on fiscal 2022 earnings, the Company calculated the total annual compensation for that “median employee” using the same methodology that was applied for the Company’s Named Executive Officers, as set forth in the Summary Compensation Table above. The Company’s total number of teammates varies seasonally, with the majority being part-time teammates and more than 90% working in the Company’s retail stores. The Company’s “median employee” works for the Company in a retail store on a part-time basis.

The total annual compensation for fiscal 2022 for the President and Chief Executive Officer was $10,997,640, and for the Company’s “median employee” was $8,127. The resulting ratio of the Company’s President and Chief Executive Officer’s pay to the pay of the Company’s “median employee” for fiscal 2022 is 1,353.2 to 1.0.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive "Compensation Actually Paid" ("CAP"), as defined by SEC rules, and certain financial performance measures of the Company. For further information about how the Company seeks to align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our Principal Executive Officer ("PEO") and our other Named Executive Officers ("Non-PEO NEOs"), including with respect to Non-Vested Stock.

In determining the CAP to our PEO and our Non-PEO NEOs, various adjustments to the total compensation amounts that have been reported in the Summary Compensation Table ("SCT") are needed because the SEC’s valuation methods for this section differ from those required in the SCT. Details regarding the adjustment amounts that were deducted from, and added to, the SCT totals to arrive at the values presented for CAP, are provided in the footnotes to the table. Compensation for the Non-PEO NEOs is reported as an average.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (in thousands)	Pre-Bonus Net Income (in thousands)
(1)	($)	($) (2)	($)	($) (3)	($) (4)	($) (4) (5)	($)	($) (6)

2022	10,997,640	14,683,800	2,480,327	3,030,439	250	168	254,626	384,410
2021	11,994,209	12,689,404	2,738,951	2,851,334	191	189	254,820	393,625
2020	5,655,228	8,064,518	1,403,904	1,806,625	176	207	130,139	196,525

(1)    During 2022, Dennis H. Nelson was the Company’s President and CEO (PEO), the remaining Non-PEO NEOs were Thomas B. Heacock, Kari G. Smith, Brett P. Milkie, and Kelli D. Molczyk. During 2021 and 2020, Dennis H. Nelson was the Company’s President and CEO (PEO), the remaining Non-PEO NEOs were Thomas B. Heacock, Kari G. Smith, Brett P. Milkie, and Robert M. Carlberg.

(2)    In accordance with the requirements of Item 402(v), the adjustments in the table below were made to our PEO's total compensation for each year to determine the compensation actually paid:

	PEO
	Fiscal 2022	Fiscal 2021	Fiscal 2020
	($)	($)	($)

Total Compensation as reported in the Summary Compensation Table	10,997,640	11,994,209	5,655,228
(Deduct): Fair value of equity compensation granted during the covered fiscal year as reported in the Summary Compensation Table	(4,382,400)	(4,718,400)	(2,929,200)
Add: Fair value at year end of equity compensation granted in the covered fiscal year that was outstanding and unvested at the covered fiscal year end	5,115,300	4,309,360	4,639,760
Add or (Deduct): The change in fair value of any awards granted in prior years that were outstanding and unvested as of the end of the covered fiscal year	737,640	(256,200)	872,235
Add: Fair value as of the vesting date of awards granted and vested during the covered fiscal year	86,700	73,040	78,640
Add or (Deduct): For awards granted in prior years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	560,145	(148,460)	654,505
Deduct: For awards granted in prior years that failed to meet the applicable vesting conditions during the covered fiscal year (i.e., were forfeited), the amount equal to the fair value at the end of the prior fiscal year	—	—	(1,342,550)
Add: Dollar value of any dividends or other earnings paid during the covered fiscal year prior to the vesting date that are not otherwise included in total compensation for the covered fiscal year	1,568,775	1,435,855	435,900
Compensation Actually Paid to PEO	14,683,800	12,689,404	8,064,518

(3)    In accordance with the requirements of Item 402(v), the adjustments in the table below were made to the Non-PEO NEOs’ total compensation for each year to determine the compensation actually paid:

	Non-PEO Named Executive Officer Averages
	Fiscal 2022	Fiscal 2021	Fiscal 2020
	($)	($)	($)

Total Compensation as reported in the Summary Compensation Table	2,480,327	2,738,951	1,403,904
(Deduct): Fair value of equity compensation granted during the covered fiscal year as reported in the Summary Compensation Table	(662,838)	(737,250)	(457,688)
Add: Fair value at year end of equity compensation granted in the covered fiscal year that was outstanding and unvested at the covered fiscal year end	765,994	666,490	717,590
Add or (Deduct): The change in fair value of any awards granted in prior years that were outstanding and unvested as of the end of the covered fiscal year	110,544	(40,005)	135,867
Add: Fair value as of the vesting date of awards granted and vested during the covered fiscal year	20,808	18,260	19,660
Add or (Deduct): For awards granted in prior years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	82,675	(23,383)	104,998
Deduct: For awards granted in prior years that failed to meet the applicable vesting conditions during the covered fiscal year (i.e., were forfeited), the amount equal to the fair value at the end of the prior fiscal year	—	—	(186,126)
Add: Dollar value of any dividends or other earnings paid during the covered fiscal year prior to the vesting date that are not otherwise included in total compensation for the covered fiscal year	232,929	228,271	68,420
Compensation Actually Paid to Non-PEO NEOs	3,030,439	2,851,334	1,806,625

(4)    Cumulative total shareholder return (“TSR”) is calculated assuming a fixed investment of $100, including the reinvestment of dividends (as applicable), measured from the market close on January 31, 2020 (the last trading day prior to fiscal 2020) through and including the end of the fiscal year for each year reported in the table.

(5)    The peer group used for this purpose is the following published industry index: S&P Retail Select Industry Index.

(6)    The Company-selected measure is Pre-Bonus Net Income, which is a non-GAAP financial metric. Pre-Bonus Net Income is defined as the Company’s Net Income from Operations after the deduction of all expenses, excluding: (i) administrative and store manager percentage bonuses; (ii) book accruals for all Non-Vested Stock compensation expense; and (iii) income taxes. In addition, Pre-Bonus Net Income excludes the full effect of any unusual, non-recurring or infrequent item of expense, including, but not limited to, an impairment charge, a restructuring charge, a change to GAAP, a regulatory change, a fine, a judgment or related litigation costs, if any such unusual, non-recurring and infrequent item exceeds $1,000,000.

Financial Performance Measures

The financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s Named Executive Officers for the most recently completed fiscal year to the Company’s performance are:

•Pre-Bonus Net Income;
•Increase in Pre-Bonus Net Income; and
•Adjusted Net Income from Operations as a Percentage of Net Sales.

The following graphs depict the relationship between CAP for the Company’s PEO, and the average CAP for the Company’s Non-PEO NEOs, as calculated and presented above; and the Company’s TSR, Net Income, and Pre-Bonus Net Income. The last graph depicts the relationship between the Company's TSR and the TSR of the Peer Group.

Relationship Between Compensation Actually Paid and Cumulative Company TSR

Relationship Between Compensation Actually Paid and Company Net Income

Relationship Between Compensation Actually Paid and Pre-Bonus Net Income

Relationship Between three year cumulative TSR and three year cumulative TSR of Peer Group

Proposal 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended January 28, 2023 and January 29, 2022, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates. Subject to stockholder ratification, the Audit Committee has re-appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm, as independent registered public accountants to audit the financial statements of the Company for the fiscal year ended February 3, 2024. Deloitte & Touche LLP has served as the independent auditors of the Company since December 1990.

Aggregate fees billed to the Company for services rendered were $465,000 and $464,500 for the years ended January 28, 2023 and January 29, 2022, respectively, and were composed of the following:

Audit Fees
The aggregate fees and expenses billed for the audit of the Company’s annual financial statements for the fiscal years ended January 28, 2023 and January 29, 2022, for services related to the audit of the Company’s internal control over financial reporting, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years were $440,000 and $440,000, respectively.

Audit-Related Fees
The aggregate fees billed for audit-related services for the fiscal years ended January 28, 2023 and January 29, 2022 were $25,000 and $24,500, respectively. These fees relate to the audit of the Company’s 401(k) Plan for the plan years ended December 31, 2021 and 2020, as well as services provided in connection with certain other SEC filings for fiscal 2022 and fiscal 2021.

All Other Fees
The aggregate fees for services not included above were $0 for the fiscal years ended both January 28, 2023 and January 29, 2022.

One or more representatives of Deloitte & Touche LLP are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Approval of this proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the Meeting. Abstentions and broker-non votes will not be counted as votes cast in determining the number of votes required for approval.

WITH RESPECT TO PROPOSAL 2, THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of five members of the Board, each of whom is independent of the Company and its management, as defined by the NYSE Listing Standards.

The Company’s Board has adopted a charter for the Audit Committee that specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities. A copy of the Audit Committee Charter is available free of charge on the Company’s website, www.buckle.com, or upon written request to: Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.

The Audit Committee has reviewed and discussed the Company’s January 28, 2023, audited financial statements with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol. 1 AU Section 380, Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200-T.

The Audit Committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the PCAOB Ethics and Independence Rule 3526 (communicating with Audit Committees concerning independence) and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Deloitte & Touche LLP.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the January 28, 2023, audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2023, filed with the SEC.

This report was submitted by the Audit Committee of the Board, which is comprised of:

Michael E. Huss, Chair	Hank M. Bounds	Bill L. Fairfield	Shruti S. Joshi	James E. Shada

Proposal 3

APPROVAL OF THE COMPANY’S 2023 EMPLOYEE RESTRICTED STOCK PLAN

Overview

The Board is submitting to stockholders for approval The Buckle, Inc. 2023 Employee Restricted Stock Plan (the “Proposed Restricted Stock Plan”), which would replace the Company’s 2005 Restricted Stock Plan (the “Current Plan”). Following the grant of 355,000 shares of Non-Vested Stock on January 29, 2023, 240,777 shares remain available for issuance under the Current Plan. As such, adoption of the Proposed Restricted Stock Plan is necessary to give the Company the ability to continue incentivizing and rewarding employees in a manner that aligns their long-term interests with the Company’s growth and success. If adopted, all future grants of Non-Vested Stock to employees of the Company would occur pursuant to the Proposed Restricted Stock Plan, as opposed to the Current Plan. The Proposed Restricted Stock Plan is intended to operate in compliance with the provisions of SEC Rule 16b-3.

The following is a summary of the material features of the Proposed Restricted Stock Plan, which is qualified in its entirety by reference to the complete text of the Proposed Restricted Stock Plan attached as Appendix A to this proxy statement and incorporated by reference into this proposal. We encourage you to review the entire Proposed Restricted Stock Plan before casting your vote on the proposal.

Administration

The Proposed Restricted Stock Plan will be administered by the Compensation Committee, which is composed of Directors who are not eligible to participate in the Proposed Restricted Stock Plan and who qualify as “non-employee Directors” as contemplated by Rule 16b-3 adopted by the SEC. The Compensation Committee will have the power and complete discretion to select eligible employees to receive awards and to determine for each employee the nature of the award and the terms and conditions of each award.

Stock Subject to the Proposed Restricted Stock Plan

A total of 3,000,000 shares of the Company’s common stock are reserved for issuance under the Proposed Restricted Stock Plan. Shares subject to the Proposed Restricted Stock Plan are authorized but unissued shares. Shares of Non-Vested Stock that are forfeited, including as a result of a participant’s termination of employment, shall again become available for award under the Proposed Restricted Stock Plan.

Eligibility

All present and future employees of the Company and its affiliates whom the Compensation Committee determines to have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the Proposed Restricted Stock Plan. Historically, approximately 150 employees have received awards under the Current Plan each year, and the Company expects a similar participation rate under the Proposed Restricted Stock Plan.

Awards Under the Proposed Restricted Stock Plan

All awards under the Proposed Restricted Stock Plan will be awards of Non-Vested Stock. Each award will be for a set number of shares as set forth in an award agreement. The award agreement will include the terms, conditions, and restrictions pertaining to the award. Such restrictions generally will not expire less than one year from the date of the award. However, unless the applicable award agreement states otherwise, in the event of a “change in control” (as defined in the Proposed Restricted Stock Plan) or the participant’s disability, death, or retirement, or in the event of a termination of the participant’s employment with the Company or its affiliates without “good cause” or for “good reason” (each as defined in the Proposed Restricted Stock Plan), all restrictions imposed on shares granted under an award shall lapse, and such shares shall become fully vested.

Effective Date and Duration of Proposed Restricted Stock Plan

The Proposed Restricted Stock Plan will be effective as of March 20, 2023, the date the Proposed Restricted Stock Plan was adopted by the Board, but such effectiveness is contingent upon stockholder approval at the Meeting. The Proposed Restricted Stock Plan will remain in effect as long as any awards under it are outstanding. At any time, the Board may terminate the Proposed Restricted Stock Plan. However, any termination of the Proposed Restricted Stock Plan will not affect outstanding awards.

Adjustments and Changes in Shares

In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Compensation Committee will make such adjustments as may be appropriate, in its discretion, in the number and kind of shares of Company stock covered by awards made pursuant to the Proposed Restricted Stock Plan. The Compensation Committee also may amend the terms of any one or more awards so long as such amendment does not impair the rights under any award unless the affected participant consents in writing.

Transferability

Non-Vested Stock granted under an award may not be transferred until the restrictions on such stock as set forth in the applicable award agreement have expired.

Amendments

The Board of Directors at any time, and from time to time, may amend or terminate the Proposed Restricted Stock Plan. However, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law, regulation, or exchange requirement.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Proposed Restricted Stock Plan:

Non-Vested Stock. The federal income tax consequences of the Non-Vested Stock awards will depend on the facts and circumstances of each award, and in particular, the nature of the restrictions imposed with respect to the Non-Vested Stock, which is the subject of the award. In general, if the Non-Vested Stock is subject to a substantial risk of forfeiture (i.e., limited in terms of transferability), a taxable event occurs only when the risk of forfeiture lapses. At that time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the Non-Vested Stock on the date the risk ceases over the amount that the participant paid for the shares, if any, and the Company will be entitled to a deduction in the same amount. Any dividends paid on Non-Vested Stock prior to the lapse of restrictions will be treated as ordinary compensation income to the participant, subject to withholding. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long- or short-term capital gain or loss depending upon the applicable holding period.

Alternatively, within 30 days after the date of grant of the Non-Vested Stock, a participant may make an election under Section 83(b) of the Internal Revenue Code, which would allow the participant to include in income in the year that the Non-Vested Stock is awarded an amount equal to the fair market value of the Non-Vested Stock on the date of such award determined as if the Non-Vested Stock were not subject to restrictions. The fair market value of a share of the Company’s common stock means generally the closing price of a share of such common stock as reported by the NYSE on the relevant date, or if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Company is then entitled to a compensation-paid deduction in the same amount. The election is required to be written and delivered to both the Internal Revenue Service and the Company within that 30-day period. The participant is also required to confirm the election with the filing of the participant’s federal income tax return for the year in which the award is made. Failure to satisfy either of these requirements may invalidate the intended election. In the event of a valid Section 83(b) election, the participant will not recognize income at the time that the restrictions actually lapse. In addition, any appreciation or depreciation in the value of the Non-Vested Stock and any dividends paid on the restricted stock after a valid Section 83(b) election is made are not deductible by the Company as compensation paid. For purposes of determining the period of time that the participant holds the Non-Vested Stock, the holding period begins on the award date when a participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary dividend income to the participant and will not be deductible by the Company. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.

Withholding of Taxes. Each participant will agree at the time his or her Non-Vested Stock is granted to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, applicable withholding taxes, to the extent that such taxes are not otherwise satisfied or waived. As an alternative to making a cash payment to the Company to satisfy applicable withholding taxes, if applicable law and the terms of an award so permit, the Company will elect on behalf of the participant at the Company’s sole discretion to do one or more of the following, as applicable to satisfy any of participant’s applicable future tax withholdings as related to the Non-Vested Stock, namely that the Company may (i) deduct from any future payments owed to the participant by Company an amount to satisfy the participant’s withholding obligations related to the award; (ii) collect Company stock (valued at its fair market value) from the participant in an amount not to exceed the participant’s obligations related to the award; or (iii) collect from the participant a future cash payment from other funds that the Company otherwise may owe then or in the future to the participant.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Proposed Restricted Stock Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Proposed Restricted Stock Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Interests of Directors and Executive Officers

The Company’s current employee-Directors and executive officers have substantial interests in the matters set forth in this proposal as awards may be granted to them under the Proposed Restricted Stock Plan. Non-employee Directors are not eligible to receive awards under the Proposed Restricted Stock Plan.

Stockholder Action

The Board believes that the Proposed Restricted Stock Plan is appropriate and consistent with the Company’s objectives of attracting and retaining executives of outstanding competence and aligning their interests with those of the stockholders of the Company. Accordingly, the Board believes that approval of the Proposed Restricted Stock Plan is in the best interest of the Company and its stockholders.

Approval of this proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED RESTRICTED STOCK PLAN.

Proposal 4

ADVISORY VOTE ON OVERALL COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is seeking an advisory vote from stockholders to approve our Named Executive Officer compensation, as described in this proxy statement. The Company and the Board welcome the stockholders’ views on this subject and will carefully consider the outcome of this vote consistent with the best interests of all stockholders. As an advisory vote, however, the outcome is not binding on the Board or the Company.

As described above under the headings “Compensation Discussion and Analysis” and “Executive Compensation and Other Information,” the Company’s executive compensation plan is designed to attract, motivate, and retain highly qualified executives. The Company’s compensation philosophy is that each member in a position to make the Company succeed should be rewarded for success and, as such, the Company’s compensation plan should provide a relationship between the compensation earned by executive officers and the creation of value for stockholders. As a result, a substantial portion of compensation for the Company’s Named Executive Officers is earned through incentive compensation under annual Management Incentive Plans and annual grants of Non-Vested Stock.

The Board is asking the Company’s stockholders to indicate their support for the Named Executive Officers’ overall compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, the Company’s stockholders will be asked at the Annual Meeting to vote on the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosure in the proxy statement.”

WITH RESPECT TO PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR APPROVAL OF THE RESOLUTION ABOVE ON OVERALL COMPENSATION OF NAMED EXECUTIVE OFFICERS.

Proposal 5

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In addition to providing stockholders with the opportunity to cast an advisory vote on Named Executive Officer compensation, the Board also is providing stockholders with the opportunity to cast an advisory vote on how frequently the Company should seek an advisory vote on the compensation of Named Executive Officers in the future. In voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years.

The Board has determined that holding an advisory vote on overall Named Executive Officer compensation every three years is the most appropriate policy for the Company at this time. The principal reasons for this determination relate to the overall consistency of the Company’s performance based compensation program over time, as well as feedback the Company has received in past advisory votes. Specifically:

•As described above under the headings “Compensation Discussion and Analysis” and “Executive Compensation and Other Information,” the Company’s compensation program relies on performance based compensation, in the form of incentive cash bonuses under the Company’s annual Management Incentive Plans and annual grants of Non-Vested Stock. This philosophy and approach to executive compensation, which the Board believes ties compensation to the creation of value for stockholders, has not changed in any material way in over 15 years.
•The Company has held advisory votes on overall Named Executive Officer compensation on four occasions in the past. The results of those advisory votes have strongly supported the Company’s consistent philosophy, approach, and program for executive compensation. In each of those advisory votes, stockholders owning more than 84% of the Company’s outstanding stock voted to approve the overall compensation of Named Executive Officers, and stockholders owning less than 2% of the Company’s outstanding stock voted against the overall compensation of Named Executive Officers.
•The Company was last required to hold an advisory vote on how frequently the Company should seek an advisory vote on the compensation of Named Executive Officers in 2017. At that time, stockholders owning a majority of the Company’s outstanding stock voted in favor of holding such a vote every three years.

In light of these factors, the Board believes an additional advisory vote on overall compensation every three years will be an effective way to obtain further information from stockholders, while minimizing potential burdens and distractions that could accompany a more frequent vote. In addition, an advisory vote on overall Named Executive Officer compensation every three years will allow adequate time for the Company to respond to stockholders’ feedback and to engage with stockholders to understand and respond to the vote results.

Stockholders will be able to specify one of four choices for Proposal 5 on the proxy card: one year, two years, three years, or abstain. Stockholders are not being asked to approve or disapprove the recommendation of the Board, but rather to indicate their own choice from among the frequency options. The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be the frequency for future advisory votes on executive compensation that has been selected by stockholders. Because this vote is advisory, it is not binding on the Board or the Company. However, the Board values the opinions of the Company’s stockholders and will consider the outcome of the vote when setting the frequency of future advisory votes on executive compensation.

WITH RESPECT TO PROPOSAL 5, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE YEAR ALTERNATIVE SET OUT ON THE PROXY CARD.

OTHER MATTERS

The Board knows of no other matters to be brought before this Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

PROPOSALS FOR 2024 ANNUAL MEETING

Although the date for the Annual Stockholders' Meeting to be held in 2024 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which stockholders’ proposals must be received by the Company in order to be included in next year's proxy statement. According to those rules, a stockholder's proposal should be received by the Company at its office in Kearney, Nebraska, on or before December 23, 2023.

To comply with the universal proxy rules, once effective, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the Annual Stockholders’ Meeting to be held in 2024 must provide notice that sets forth the information required by SEC Rule 14a-19 no later than April 6, 2024. However, if the date of the 2024 Annual Stockholders’ Meeting is changed by more than 30 calendar days from the first anniversary of the 2023 Meeting, the notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Stockholders’ Meeting or the tenth calendar day following the day on which public announcement of the date of the 2024 Annual Stockholders’ Meeting is first made.

By Order of the Board of Directors,
Brady M. Fritz, Secretary

April 21, 2023

EXHIBIT A

THE BUCKLE, INC.
2023 EMPLOYEE RESTRICTED STOCK PLAN

1.Purposes. The purposes of this 2023 Employee Restricted Stock Plan (this “Plan”), which is being established by The Buckle, Inc. (the “Company”) on behalf of itself, its subsidiaries and affiliates (“Affiliates”), are: (a) to secure and retain employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company; and (b) to strengthen the mutuality of interest between those employees and the Company’s stockholders by providing those employees with awards of restricted stock. This Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2.    Definitions. As used in this Plan, the following terms have the meanings indicated:

(a)    “Applicable Withholding Taxes” means the aggregate amount of taxes that the Company and any of its Affiliates are required to withhold in connection with any lapse of restrictions on or payment with respect to Restricted Stock.

(b)    “Award” means a grant of Restricted Stock under this Plan to a Participant.

(c)    “Award Agreement” means the agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to an Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change in Control” shall mean the occurrence of any of the following, unless otherwise determined by the Committee in an applicable Award Agreement or other written agreement approved by the Committee:

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than (A) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (B) Dan Hirschfeld or any member of his family (including his spouse, or any lineal descendant) or any of his or their affiliates (including, without limitation, the Hirschfeld Family Foundation), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to twenty-five percent (25%) or more of the total value of all equity securities of the Company, if, at the time of such acquisition Dan Hirschfeld, members of his family and his affiliates (including, without limitation, the Hirschfeld Family Foundation) own less than fifty percent (50%) of the outstanding voting securities of the Company or less than fifty percent (50%) of the total value of all equity securities of the Company;

(ii)    Individuals who as of the Effective Date constitute the Board and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of the Board; or

(iii)    Approval by the stockholders of the Company of: (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Company Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of respectively, the then outstanding Company Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization, or consolidation; (B) a liquidation or dissolution of the Company; or (C) the sale or other disposition of all or substantially all of the assets of the Company.

(f)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference in this Plan to a specific section of the Code shall include any successor provision of the Code.

(g)    “Committee” means the Compensation Committee of the Board.

(h)    “Company Stock” means common stock, par value $0.01 per share, of the Company.

(i)    “Date of Grant” means the date on which an Award of Restricted Stock is granted pursuant to the terms and conditions of this Plan, as set forth in the applicable Award Agreement for such Award.

(j)    “Disability” or “Disabled” means, with respect to any Participant, unless the applicable Award Agreement states otherwise:

(i)    If the Participant is a party to an employment agreement (or other similar written agreement) with the Company or its Affiliates and such agreement provides for a definition of “disability” or “disabled,” then the definition contained therein shall apply and control; or

(ii)    If no such agreement exists, or if such agreement does not define “disability” or “disabled,” then Disability and Disabled shall be defined in accordance with the Company’s long-term disability plan. The Committee shall have discretion to determine if a termination of employment due to Disability has occurred.

(k)    “Effective Date” means March 20, 2023, the date on which this Plan has been adopted by the Board, subject to approval by the Company’s stockholders, provided such approval occurs before the first anniversary of the date this Plan is adopted by the Board.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Fair Market Value” means, as of any date, the value of the Company Stock as determined below. If the Company Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Company Stock (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system as of the date of determination. In the absence of an established market for the Company Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

(n)    “Good Cause” means the following, with respect to any Participant, unless the applicable Award Agreement states otherwise:

(i)    If the Participant is a party to an employment agreement (or other similar written agreement) with the Company or its Affiliates and such agreement provides for a definition of “cause” or “good cause,” then the definition contained therein shall apply and control; or

(ii)    If no such agreement exists, or if such agreement does not define “cause” or “good cause,” then Good Cause shall be deemed to exist if, and only if any of the following events or conditions occurs with respect to a Participant: (A) the Participant engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (B) the Participant violates the Company’s Code of Business Conduct and Ethics, as determined by the Company; (C) the Participant is convicted of a criminal violation involving fraud or dishonesty; or (D) the Participant materially breaches the terms of any agreement between the Participant and the Company or any Affiliate relating to the Participant’s employment, or materially fails to satisfy the conditions and requirements of the Participant’s employment with the Company or an Affiliate. For purposes of clause (D), unless the applicable Award Agreement states otherwise, inattention by the Participant to the Participant’s duties or otherwise failing to perform with appropriate adequacy the responsibilities of the Participant’s job shall be deemed a breach or failure incapable of cure.

(o)    “Good Reason” means the following, with respect to any Participant, unless the applicable Award Agreement states otherwise:

(i)    If the Participant is a party to an employment agreement (or other similar written agreement) with the Company or its Affiliates and such agreement provides for a definition of “good reason,” then the definition contained therein shall apply and control; or

(ii)    If no such agreement exists, or if such agreement does not define “good reason,” then Good Reason shall be deemed to exist if, and only if any of the following events or conditions occurs with respect to a Participant: (A) the assignment to the Participant of any duties inconsistent in any respect with the Participant’s position, authority, or responsibilities, or any other action by the Company that results in a permanent, material diminution in such position, authority or responsibilities, excluding for this purpose an isolated, insubstantial, or inadvertent action not taken in bad faith and is remedied by the Company promptly after receipt of written notice thereof is given by the Participant; (B) the Participant is subject to a material diminution in his or her rate of base pay, which is anticipated to be permanent in nature and is not an isolated, insubstantial, or temporary salary reduction; (C) the geographic location at which the Participant is required to perform services materially changes; or (D) the Company terminates or amends any Incentive Plan or Retirement Plan so that, when considered in the aggregate with any substitute plan or plans, the Incentive Plans and Retirement Plans in which the Participant is participating fail to provide the Participant with a level of benefits equivalent to at least ninety (90%) of the value of the level of benefits provided in the aggregate by such Incentive Plans or Retirement Plans at the Effective Date. For purposes of the ninety percent (90%) test, the level of the value of benefits shall be compared based on comparable levels of performance, and a reduction in benefits resulting from a failure to meet performance targets shall not constitute Good Reason, so long as the performance targets are comparable and the level of benefits would not have been reduced by more than ten percent (10%) had the performance targets been achieved.

(p)    “Incentive Plan” and “Incentive Plans” mean any incentive, bonus, deferred compensation, or similar plan or arrangement currently or hereafter made available by the Company in which a Participant is eligible to participate.

(q)    “Participant” means any employee of the Company or an Affiliate who receives an Award under this Plan.

(r)    “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 5.

(s)    “Retirement” means a Participant’s retirement from employment or service on or after the attainment of age sixty-seven (67).

(t)    “Retirement Plan” and “Retirement Plans” mean any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan, currently or hereinafter made available by the Company in which a Participant is eligible to participate, or any private retirement arrangement maintained by the Company solely for a Participant, including, but not limited to The Buckle, Inc. 401(K) Plan.

(u)    “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act. A reference in this Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the Effective Date.

(v)    “Securities Act” means the Securities Act of 1933, as amended.

3.    Stock Subject to this Plan. This Plan provides for the award of Restricted Stock to eligible Participants.

(a)    Subject to Section 9 of this Plan, there shall be reserved for issuance under this Plan an aggregate of Three Million (3,000,000) shares of Company Stock, which shall be authorized but unissued shares. Shares covered by an Award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Shares of Restricted Stock that are forfeited as a result of a Participant’s termination of employment shall again become available for award under this Plan.

(b)    In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares of common stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Committee shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares of Company Stock reserved for Awards and in the number, kind, and price of Company Stock covered by Awards made pursuant to this Plan.

(c)    Each Award under this Plan will be for a set number of shares of Company Stock. An Award will be set forth in an individual Award Agreement. Each Award Agreement will set forth the specific number of shares and the terms of vesting for the specific Award.

(d)    The Award Agreement shall contain the terms, conditions, and restrictions pertaining to the Award. Such restrictions shall not expire less than one (1) year from the date on which the Restricted Stock was awarded. However, the Committee may in its discretion provide that restrictions will expire at an earlier time as a result of a Change in Control or the Participant’s Disability, death, or Retirement, or in the event of a termination of the Participant’s employment with the Company or its Affiliates without Good Cause or for Good Reason.

4.    Eligibility.

(a)    All present and future employees of the Company or any Affiliate of the Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or any Affiliate shall be eligible to receive Awards under this Plan. The Committee shall have the power and complete discretion, as provided in Section 7, to select eligible employees to receive Awards and to determine for each employee the nature of the award and the terms and conditions of each Award.

(b)    The grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant, or to make further grants to the employee at any time thereafter.

5.    Awards.

(a)    All Awards shall be in the form of Restricted Stock. Whenever the Committee deems it appropriate to make an Award, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall be in the form of the Award Agreement. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b)    No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s Award Agreement have expired or been removed pursuant to paragraph (d) or (e) below.

(c)    Each Award of Restricted Stock will be subject to forfeiture. The restrictions imposed on shares granted under an Award shall lapse, and vesting shall occur, upon satisfaction of the conditions specified in the Award Agreement. Prior to the completion of any applicable vesting period, the Participant shall not be permitted to sell, transfer, pledge, or assign Restricted Stock awarded under this Plan. Unless the applicable Award Agreement states otherwise, in the event of a Change in Control or the Participant’s Disability, death, or Retirement, or in the event of a termination of the Participant’s employment with the Company or its Affiliates without Good Cause or for Good Reason, all restrictions imposed on shares granted under an Award shall lapse and such shares shall become fully vested.

(d)    Except as otherwise provided in the applicable Award Agreement, upon issuance of the shares of Restricted Stock, the Participant shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive, subject to the following sentence, all dividends or other distributions paid or made with respect thereto. Notwithstanding the foregoing, Award Agreements may provide for deferral of the payment of dividends or other distributions on shares of Restricted Stock prior to certification that any applicable performance targets have been satisfied. In the event that the applicable performance targets outlined in the Award Agreement have not been satisfied, such Restricted Stock and any applicable dividends related thereto shall be immediately forfeited upon certification of such performance targets by the Board’s Compensation Committee.

(e)    Stock certificates (if any), book entries, and/or other evidence of ownership representing Restricted Shares will bear all legends required by law and necessary to reflect the restrictions and conditions on such Restricted Shares under this Plan and the applicable Award Agreement. The Company may place a stop transfer order against the Shares until all restrictions and conditions set forth in this Plan and the applicable Award Agreement have been satisfied. If certificates are issued for Restricted Shares, the Company may require such certificates to be held in escrow by the Company or its agent until all applicable restrictions have expired and all conditions to vesting have been satisfied.

(f)    Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes, to the extent that are not otherwise satisfied hereunder unless otherwise waived by the Company. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate, book entry, or other evidence of ownership shall be issued to such Participant free of a legend and/or stop transfer order reflecting the restrictions on transfer applicable to such shares. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if applicable law and the terms of the Award so permit, the Company will elect on behalf of the Participant at the Company’s sole discretion to do one or more of the following, as applicable to satisfy any of Participant’s applicable future tax withholdings as related to the Restricted Stock, namely that the Company may (i) deduct from any future payments owed to the Participant by Company an amount to satisfy the Participant’s withholding obligations related to an Award; (ii) collect Company Stock (valued at their Fair Market Value) from Participant in an amount not to exceed Participant’s obligations hereunder related to an Award; or (iii) collect from Participant a future cash payment from other funds that the Company otherwise may owe then or in the future to the Participant.

6.    Amendment of this Plan and Awards.

(a)    The Board at any time, and from time to time, may amend or terminate this Plan. However, except as provided in Section 3(b) relating to adjustments upon changes in Company Stock and Section 6(c), no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law, regulation, or exchange requirement. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

(b)    The Board may, in its sole discretion, submit any other amendment to this Plan for stockholder approval.

(c)    It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring this Plan and/or Awards granted under it into compliance therewith. Anything to the contrary herein notwithstanding, the Board may amend this Plan in any respect the Board deems necessary or advisable to provide the Company with certain benefits pursuant to the Code and regulations promulgated thereunder related to executive compensation measure(s) similar to certain limitations and requirements known as Section 162(m).

(d)    Rights under any Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)    The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

7.    Administration of this Plan. This Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a)    The Committee may establish, from time to time and at any time, subject to the approval of the Board and subject to the limitations of this Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of this Plan.

(b)    The Committee may delegate the administration of this Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture, or expiration of Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting, and/or settlement of an Award, to interpret the terms of Awards, and to take such other actions as the Committee may specify. Any action by any such officer(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s); provided, that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval, or modification by the Committee.

(c)    The Committee may impose such other terms and conditions not inconsistent with the terms of this Plan, as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing, or qualification of the Company Stock, (ii) the grant or exercise of purchase rights under this Plan, or (iii) the shares of Company Stock acquired under this Plan.

(d)    All distributions under this Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under this Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligation to be satisfied through cash payments, through the surrender of shares of Company Stock which the Participant already owns, or through the surrender of shares of Company Stock to which the Participant is otherwise entitled under this Plan. As an alternative to making a cash payment to the Company to satisfy any applicable withholding obligations, if applicable law and the terms of the Award so permit, the Company will elect on behalf of the Participant at the Company’s sole discretion to do one or more of the following, as applicable to satisfy any of Participant’s applicable future tax withholdings as related to the Restricted Stock, namely that the Company may (i) deduct from any future payments owed to the Participant by Company an amount to satisfy the Participant’s withholding obligations related to an Award; (ii) collect Company Stock (valued at their Fair Market Value) from Participant in an amount not to exceed Participant’s obligations hereunder related to an Award; or (iii) collect from Participant a future cash payment from other funds that the Company otherwise may owe then or in the future to the Participant for purposes of satisfying Participant’s withholdings obligations related to an Award.

(e)    The Committee’s interpretation and construction of the provisions of this Plan and the rules and regulations adopted by the Committee shall be final and conclusive, unless otherwise determined by the Board. No member of the Committee or the Board shall be liable for any action taken or determination made, in respect of this Plan, in good faith. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(f)    Notwithstanding any other provisions of this Plan, the Company shall have no obligation to deliver any shares of Company Stock under this Plan or make any other distribution of benefit under this Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Exchange Act or the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.    Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or by reputable courier or mailed first class, postage prepaid, as follows: (a) if to the Company, at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

9.    Compliance with the Code. The terms of this Plan are subject to the provisions of the Code and all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate with respect to provisions of the Code. The Committee shall interpret this Plan in a manner that will cause this Plan and any Award to comply with all applicable provisions of the Code.

10.    Securities Law Compliance. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that the Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 10, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

11.    Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board or the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board or the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Company Stock or other cash or property upon the occurrence of an event constituting Good Cause. No recovery of compensation under such a clawback policy will constitute Good Reason under this Plan or be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates.

12.    General Provisions.

(a)    The adoption of this Plan and any setting aside of shares of Company Stock or cash amounts (if applicable) by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor a Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company.

(b)    The adoption of this Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate of the Company, nor shall this Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or outside directors of the Company or any Affiliate of the Company.

(c)    This Plan shall be binding upon the Company, its successors and assigns, and the Participant, his executor, administrator, and permitted transferees and beneficiaries.

(d)    This Plan and any Award Agreements or other documents entered into in connection with this Plan shall be interpreted and construed in accordance with the laws of the State of Nebraska and applicable federal law.

Dated: March 20, 2023

Buckle

THE BUCKLE, INC.
2407 WEST 24TH ST.
KEARNEY, NE 68845
ATTN: THOMAS HEACOCK

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 4, 2023 for shares held directly and by 11:59 P.M. ET on June 1, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 4, 2023 for shares held directly and by 11:59 P.M. ET on June 1, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Daniel J. Hirschfeld
02) Dennis H. Nelson
03) Thomas B. Heacock
04) Kari G. Smith
05) Hank M. Bounds
06) Bill L. Fairfield
07) Bruce L. Hoberman
08) Michael E. Huss
09) Shruti S. Joshi
10) Angie J. Klein
11) John P. Peetz, III
12) Karen B. Rhoads
13) James E. Shada

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	3 years	2 years	1 year	Abstain
5. Advisory vote on the frequency of future advisory votes on compensation of Named Executive Officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000611767_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

THE BUCKLE, INC.
2407 West 24th Street, Kearney, Nebraska 68845
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel J. Hirschfeld and Dennis H. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated on the reverse side, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on March 28, 2023, at the Annual Meeting of the Stockholders to be held on June 5, 2023, or any adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3, AND 4 AND FOR THE THREE YEAR OPTION IN PROPOSAL 5.

0000611767_2 R1.0.0.6

Continued and to be signed on reverse side